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Exhibit 99.3

UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

        On July 31, 2017, Jaguar Health, Inc. ("Jaguar"), formerly known as Jaguar Animal Health, Inc., completed its merger with Napo Pharmaceuticals, Inc. ("Napo") pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation ("Merger Sub") and Napo's representative (the "Merger Agreement"). Under the terms of the Merger Agreement, Merger Sub merged with and into Napo, with Napo continuing as the surviving corporation as a wholly-owned subsidiary of Jaguar. The unaudited pro forma combined condensed balance sheet as of March 31, 2017 is presented as if the merger had occurred as of March 31, 2017. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 are presented as if the merger had occurred on January 1, 2016. The pro forma consolidated financial statements of Jaguar and Napo have been adjusted to reflect certain reclassifications in order to conform Napo's historical financial statement presentation to Jaguar's financial statement presentation for the combined company.

        The unaudited pro forma combined condensed financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic 805, Business Combinations, which is sometimes referred to herein as ASC 805, with Jaguar treated as the acquirer. As of the date of this filing, Jaguar has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Napo assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform Napo's accounting policies to Jaguar's accounting policies. A final determination of the fair value of Napo's assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Napo that exist as of the closing date of the merger. In addition, the value of the consideration to be paid by Jaguar upon the consummation of the merger will be determined based on the closing price per share of Jaguar common stock on the closing date of the merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma combined condensed financial statements. Jaguar estimated the fair value of Napo's assets and liabilities as of March 31, 2017 is based on preliminary valuation studies and due diligence. Final valuations will be performed based on the actual net tangible and intangible assets of Napo that existed on the date of the merger. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

        Assumptions and estimates underlying the unaudited adjustments to the pro forma combined condensed financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined condensed financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Jaguar and Napo following the merger.

        In connection with the plan to integrate the operations of Jaguar and Napo, Jaguar anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance and other costs related to closing the transaction, will be incurred. Jaguar is not able to determine the timing, nature and amount of these charges as of the date hereof. However, these charges could affect the combined results of operations of Jaguar and Napo, as well as those of the combined company following the merger, in the period in which they are recorded. The unaudited pro forma combined condensed financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma combined condensed financial statements were prepared. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the merger, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies.

 UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
OF JAGUAR AND NAPO

        On March 31, 2017, Napo Pharmaceuticals, Inc. ("Napo") entered into a merger agreement with Napo Acquisition Company, a wholly-owned subsidiary of Jaguar Animal Health, Inc. ("Jaguar" or the "Company"), ("Merger") in which Napo will survive the Merger as a wholly owned subsidiary of the Company. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and year ended December 31, 2016 are presented as if the Merger had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on March 31, 2017. The unaudited pro forma condensed combined financial statements presented herein are based on the historical financial statements of Jaguar and Napo using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the:

  •
  Separate audited historical financial statements of Jaguar as of and for the year ended December 31, 2016, and the related notes, included in the Annual Report on Form 10-K for the year ended December 31, 2016, filed by Jaguar with the Securities and Exchange Commission ("SEC").

  •
  Separate unaudited historical condensed financial statements of Jaguar as of and for the three months ended March 31, 2017 and the related notes, included in the Quarterly Report on Form 10-Q for the period ended March 31, 2017 field by Jaguar with the SEC;

  •
  Separate audited historical financial statements of Napo as of and for the year ended December 31 2016, and the related notes included in this Form 8-K/A; and

  •
  Separate unaudited historical condensed financial statements of Napo as of March 31, 2017 and for the three month periods ended March 31, 2017 and 2016 and the related notes included in this Form 8-K/A.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma condensed combined financial statements also do not include any future integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Jaguar and Napo been a combined company during the specified periods. There was one transaction between Jaguar and Napo during the period presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. This entry was for an employee lease transaction payable to Jaguar from Napo in the amount of $299,648 as of December 31, 2016 and $221,422 as of March 31, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2017

	Historical Jaguar	Historical Napo	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	1,205,061	1,414,678	1,500,000	(a)	4,119,739
Restricted cash	21,192				21,192
Accounts receivable. net		220,672			220,672
Other receivable	288,166				288,166
Due from Napo	221,422		(221,422)	(b)	—
Inventory	392,640	1,202,028	84,734	(f)	1,679,402
In process research and development			23,800,000	(c)	23,800,000
Developed technology			33,000,000	(c)	33,000,000
Trademarks			400,000	(c)	400,000
Goodwill			29,251,549	(d)	29,251,549
Equity method investment in related party		2,666,666	(2,666,666)	(b)
Deferred offering costs	65,078				65,078
Prepaid expenses	387,912	84,553			472,465

Total current assets	2,581,471	5,588,597	85,148,195		93,318,263
Property and equipment, net	870,914				870,914
Land		396,247			396,247
Investment in subsidiary					—
Other assets	122,163				122,163

Total assets	3,574,548	5,984,844	85,148,195		94,707,587

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	1,465,494	4,469,854	(1,674,807)	(f)	4,260,541
Deferred collaboration revenue	2,088,989				2,088,989
Deferred product revenue	208,258	215,701	(53,925)	(b)	370,034
Line of credit		267,500			267,500
Convertible notes payable	150,000				150,000
Payable to Jaguar Animal Health		221,422	(221,422)	(b)	—
Accrued expenses	1,266,347	2,721,484	(670,414)	(f)	3,317,417
Warrant liability	1,252,620				1,252,620
Current portion of long-term debt	1,994,015	55,436,418	(53,268,448)	(a)(b)	4,161,985

Total current liabilities	8,425,723	63,332,379	(55,889,016)		15,869,086
Deferred tax liability			22,782,760	(g)	22,782,760
Long-term debt, net of discount	1,332,703	1,968,149	8,031,851		11,332,703
Long-term liabilities-settlement		2,500,000	(2,500,000)	(f)	—
Deferred rent	7,114				7,114

Total liabilities	9,765,540	67,800,528	(27,574,405)		49,991,663

Commitments and Contingencies
Stockholders' Equity (Deficit):
Common stock	1,443	10,819	(10,011)	(h)(e)	2,251
Common stock—Tranche A			1,848	(h)	1,848
Common stock—Tranche B			1,970	(h)	1,970
Common stock—Tranche C			221	(h)	221
Additional paid-in capital	38,959,031	98,539,747	(53,769,831)	(h)	83,728,947
Accumulated deficit	(45,151,466)	(160,366,250)	166,498,403
					(39,019,313)

Total stockholders' (equity)	(6,190,992)	(61,815,684)	112,722,600		44,715,924

Total liabilities, convertible preferred stock and stockholders' equity (deficit)	3,574,548	5,984,844	85,148,195		94,707,587

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2016

	Historical Jaguar	Historical Napo	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenue	$141,523	$987,312	$—			$1,128,835
Operating expenses:
Cost of revenue	51,966	726,506	—			778,472
Research and development	7,206,864	127,137	—			7,334,001
Selling and marketing	485,440	730,252	—			1,215,692
General and administrative	5,983,238	1,995,673	2,126,667	(f	)	10,105,578

Total operatng expenses	13,727,508	3,579,568	2,126,667			19,433,743

Loss from operations	(13,585,985)	(2,592,256)	(2,126,667)			(18,304,908)
Interest expense	(985,549)	(15,609,092)	14,554,770	(b	)(f)	(2,039,871)
Other income (expense), net	(11,046)	—	—			(11,046)
Gain (loss) on extinguishment of debt	(108,000)	—	—			(108,000)
Impairment of equity method investment in related party	—	(574,059)	574,059	(b	)	—
Gain on litigation settlement	—	1,888,319	—			1,888,319
Change in fair value of warrants	(43,200)	—	—			(43,200)
Loss from equity method investment in related party		(3,505,940)	3,505,940	(b	)	—

Net loss and comprehensive loss	$(14,733,780)	$(20,393,028)	$16,508,102			$(18,618,706)

Net loss per common share, basic and diluted	$(1.35)					$(0.31)
Weighted-average shares used in computing net	10,951,178		48,482,759	(i	)	59,433,937

 Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2017

	Historical Jaguar	Historical Napo	Pro Forma Adjustments	Notes	Pro Forma Combined
Product revenue	74,544	518,133			592,677
Collaboration revenue	747,866				747,866

	822,410	518,133			1,340,543
Operating expenses:
Cost of revenue	16,145	361,089			377,234
Research and development	1,255,452	81,623			1,337,075
Selling and marketing	122,912	282,792			405,704
General and Administrative	3,303,503	962,527	556,667	(f)	4,822,697

Total operatng expenses	4,698,012	1,688,031	556,667		6,942,710

Loss from operations	(3,875,602)	(1,169,898)	(556,667)		(5,602,167)
Interest expense	(180,072)	(2,504,718)	2,204,808	(b)	(479,982)
Other income (expense), net	1,448				1,448
Gain(loss) on extinguishment of debt	(207,713)				(207,713)
Change on fair value of warrants	(453,419)				(453,419)
Impairment of equity method investment in related party					—
Gain on litigation settlement					—
Gain from equity method investment in related party		746,667	(746,667)	(b)	—

Net Loss and comprehensive loss	(4,715,358)	(2,927,949)	901,474		6,741,833

Net loss per common share, basic and diluted	$(0.33)				$0.11
Weighted-average shares used in computing netloss per common share, basic and diluted	14,157,351		48,482,759	(i)	62,640,110

Basis of Presentation

        On March 31, 2017, Jaguar Animal Health, Inc., a Delaware corporation ("Jaguar" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Napo Pharmaceuticals, Inc., a Delaware corporation ("Napo"), Napo Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Jaguar, and a Napo representative, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Napo, with Napo becoming a wholly-owned subsidiary of Jaguar and the surviving corporation of the merger (the "Merger"). Napo is a privately-held company based in San Francisco, California focused on licensing, developing, and commercialization of proprietary specialty pharmaceuticals for the global marketplace in collaboration with development partners.

        Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (i) each issued and outstanding share of Napo common stock (other than dissenting shares and shares held by Jaguar or Napo) will be converted into a contingent right to receive up to a whole number of shares of Jaguar common stock compromising in the aggregate no more than approximately 20.2% and no less than 17.4% of the fully diluted shares of Jaguar common stock immediately following the consummation of the merger (holders of such Contingent Rights, the "Contingent Right Holders"), which contingent right will vest only if the subsequent resale of certain shares of Jaguar common stock ("the Tranche A Shares") issued by Jaguar to Nantucket Investments Limited ("Nantucket") in the Napo debt settlement described further below provides Nantucket with specified cash returns upon the subsequent sale of their Tranche A Shares to third parties over a specified period of time (the "Hurdle Amounts"), (ii) existing creditors of Napo (inclusive of Nantucket) will be issued in the aggregate approximately 42,957,072 shares of Jaguar non-voting common stock and 2,282,445 shares of Jaguar voting common stock in full satisfaction of all existing indebtedness then owed by Napo to such creditors and (iii) an existing Napo stockholder will be issued an aggregate of approximately 3,243,243 shares of Jaguar common stock in return for $3 million of new funds invested into Jaguar by such investor, which will be used to facilitate the extinguishment of the debt that Napo owes to Nantucket.

        Shares of Jaguar non-voting common stock have the same rights to dividends and other distributions and are convertible into shares of common stock on a one-for-one basis upon (x) transfers to non-affiliates of Nantucket, (y) the release from escrow of certain non-voting shares held by Nantucket to the legacy stockholders of Napo under specified conditions and (z) at any time on or after April 1, 2018 at the option of the respective holders thereof.

        Jaguar will also assume (i) each outstanding and unexercised option to purchase Napo common stock, which will be converted into options to purchase Jaguar common stock, (ii) each outstanding warrant to purchase Napo capital stock, which will be converted into warrants to purchase Jaguar common stock, and (iii) each outstanding restricted stock unit to acquire Napo capital stock, which will be converted into restricted stock units to acquire Jaguar common stock.

        The stockholders of Jaguar will continue to own their existing shares and the rights and privileges of their existing shares will not be affected by the merger. However, because Jaguar will be issuing new shares of Jaguar common stock and non-voting common stock to Napo creditors, and options, warrants and restricted stock units exercisable for Jaguar common stock to holders of Napo options, warrants and restricted stock units in the merger, the stockholders of Jaguar will experience dilution as a result of the issuance of shares in the merger and each outstanding share of Jaguar common stock immediately prior to the merger will represent a smaller percentage of the total number of shares of Jaguar common stock and non-voting common stock issued and outstanding after the merger. It is expected that Jaguar stockholders and option and warrant holders before the merger will hold approximately 25% of the total Jaguar common stock and non-voting common stock issued and outstanding on a fully diluted basis ("Jaguar Equity Holders") immediately following completion of the merger. Thus, Jaguar Equity Holders before the merger will experience dilution in the amount of approximately 75% as a result of the merger.

        The unaudited pro forma condensed combined balance sheet at March 31, 2017 gives effect to the merger as if it had occurred on March 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and the three months ended March 31, 2017, are presented as if the Merger had occurred on January 1, 2016. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, based on the historical financial statements of Jaguar and Napo.

Acquisition of Napo

        The Merger was accounted for using the acquisition method of accounting with the Company treated as the accounting acquirer. The purchase price was preliminarily allocated based on the estimated fair value of net assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to further refinement and may require adjustments, such as related to changes in the value of stock issued, liabilities assumed and intangible assets acquired, and changes in working capital and indebtedness, to arrive at the final purchase price allocation.

        The acquisition consideration was comprised of (in thousands):

Stock	48,392
Cash	2,000

$50,392

        Under the acquisition method of accounting, certain identifiable assets and liabilities of Napo including identifiable intangible assets, inventory, debt and deferred revenue were recorded based on their estimated fair values as of the effective time of the Merger. Tangible and other assets and liabilities were valued at their respective carrying amounts, which management believes approximate their fair values.

        The Developed Technology (DT) is for the development and commercial processing of Mytesi™ (crofelemer 125mg delayed-release tablets), which is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). The DT is a definite lived asset and is being amortized over a 15-year estimated useful life. The Company's products are sourced from ingredients isolated and purified from the Croton lechleri tree, a plant native to northwestern South America, and involved a unique development and manufacturing process that has not been duplicated or infringed upon in over 20 years. The active pharmaceutical ingredient (API) in Mytesi is crofelemer, Napo's proprietary, patented gastrointestinal anti-secretory agent sustainably harvested from the rainforest.

        The current status of the in process research and development ("IPR&D") projects and the nature and timing of the remaining efforts and related cash requirements necessary to develop the incomplete technology into a commercially viable product for the following indications are as follows (in thousands):

	2018	2019	2020	2021	2022	Third Party		Total
Chemotherapy-induced diarrhea (CID)		$5,000	$5,225				$10,225	$20,450
Diarrhea predominant irritable bowel syndrome (D-IBS)	$10,000	$10,225					$20,225	$40,450
Pediatric diarrhea (PEDS)			$1,200	$16,300		$		$17,500

	$10,000	$15,225	$6,425	$16,300			30,450	$78,400

        Napo is currently developing protocols and budgets for these investigational studies, and in the case of products for the CID and D-IBS indications, plans to undertake these projects with a partner who would share in 50% of the development costs. The table above does not reflect the cost of internal clinical development staff, which Napo estimates would cost approximately $5.6 - 6.0 million.

        The fair value of IPR&D and DT was determined using the income approach, which was based on forecasts prepared by management.

        Goodwill represents the purchase price in excess of the fair value of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. If, in the future, it is determined that goodwill is impaired, an impairment charge would be recorded at that time. The factors that make up the goodwill reflected in the pro-forma statements include expected synergies, including future cost efficiencies, an experienced management team, and going concern value, including the ability to develop new customer relationships and new products, as well as other benefits that are expected to be generated.

        As none of the goodwill, IPR&D, and developed technology acquired are expected to be deductible for income tax purposes, it was determined that a deferred income tax liability of $22,782,760 was required to reflect the book to tax differences of the merger.

        The fair value of the assets acquired and liabilities, assuming the Merger had closed on March 31, 2017, are summarized below (in thousands)

Cash and cash equivalents	$1,415
Other assets	1,988
In Process research and development	23,800
Developed technology	33,000
Trademarks	400
Goodwill	29,252
Accrued liabilities	(4,512)
Long-term Debt	(12,168)
Deferred tax liability	(22,783)

Total net assets acquired	$50,392

2. Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of Napo to reflect the preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the Merger as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

  a.
  To record the receipt of $3.0 million proceeds from the issuance of 3,243,243 shares, $6.5 million of cash proceeds from the issuance of new convertible debt by Napo, offset by $8.0 million paid as partial settlement of $53.6 million of existing Napo debt (of which $2.0 million was funded by Jaguar and so is recorded as consideration, with the remaining $6.0 million funded by Napo).

  b.
  To record Napo's convertible debt assumed by Jaguar at its fair value of $12.2 million; to record the settlement of $53.6 million of Napo debt through the issuance of 43,064,696 Company shares (of which 2,666,666 are held by Napo) and $8.0 million in cash; to eliminate the Napo investment in Jaguar represented by the 2,666,666 shares transferred to settle Napo debt; eliminate the interest on Napo's historical convertible debt not assumed by Jaguar; to eliminate a receivable/payable between Napo and Jaguar; to eliminate Napo impairment of equity method investment in related party; and to eliminate Napo's loss from equity method investment in related party.

  c.
  To record the estimated fair value of Napo's IPR&D, developed technology and trademark assets acquired.

  d.
  To record goodwill.

  e.
  To eliminate Napo's historical equity amounts consisting of common stock, paid-in capital, and accumulated deficit.

  f.
  To record an additional $762,004 of estimated transaction costs in the balance sheet; to record interest expense on the assumed convertible debt; to record amortization expense on the acquired intangible assets; to fair value Napo inventory; to eliminate a liability of $2.5 million to be settled through future royalties; and to record the elimination of the gross margin in Napo deferred revenue.

  g.
  To record a deferred tax liability of $22.8 million related to the acquired IPR&D, developed technology trademark and goodwill.

  h.
  To record issuance of 48,482,759 new shares of the Company, including 40,398,030 issued to settle Napo Convertible Debt; 4,841,486 issued to settle other Napo liabilities and 3,243,243 issued for cash.

  i.
  To record an adjustment to earnings per share for 48,482,759 new shares of Jaguar voting and non-voting stock.

        In addition to the issuance of 48.5 million new shares of the Company described in note (h) above, a total of 20.8 million common stock equivalents are expected to be issued in connection with the transaction for a total of 69.3 million shares on a fully diluted basis. The common stock equivalents comprise 6.0 million restricted stock units, 0.5 million stock options, 1.2 million warrants and 13.2 million shares issuable on conversion of debt.

3. Non-Recurring Transaction Costs

        The Company and Napo have incurred and the Company will continue to incur, certain non-recurring transaction expenses in connection with the Merger. The Company incurred $2.7 million in transaction costs subsequent to March 31, 2017 and the expenses have been included in accounts payable on the pro forma balance sheet.

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  Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS OF JAGUAR AND NAPO
Unaudited Pro Forma Condensed Combined Statement of Operations For the three months ended March 31, 2017